[DRESSER INDUSTRIES, INC. LETTERHEAD]




         January 10, 1997


      Mr. George A. Helland
      Dresser Trading
      3000 N. Sam Houston Parkway, East
      Houston, Texas 77032

      Dear George:

      The purpose of this Letter Agreement is to confirm the elimination of your position within Dresser effective March 31, 1997 (herein after Separation Date or Last Day of Work). This action is being taken to align complete responsibility for all phases of Dresser Trading/NIS Operations' services and product marketing to the individual operating units.

      As you will note, this Letter Agreement consists of three sections - Section I sets forth the terms and conditions of termination and Section II sets forth provisions whereby any actual or potential claims that you may have against the Company are amicably resolved, and Section III sets forth the Consulting Agreement. The provisions of this Letter Agreement shall be effective only if you accept these provisions.

      For the purpose of Section I of this Agreement, "Company" is deemed to be Dresser Industries, Inc. For the purpose of Sections II and III of this letter, "Company" is deemed to be Dresser Industries, Inc. and its parent, subsidiary and affiliated companies as well as all predecessor companies and their parent, subsidiary and affiliated companies.

      SECTION I - TERMS AND CONDITIONS OF TERMINATION:




      A.    Your termination shall be effective March 31, 1997.
      B. You will receive four weeks severance pay in the amount of $16,539.00 on March 31, 1997.
      *C. You will receive additional severance in nine monthly installments of $16,791.00 beginning April 1, 1997. In addition, you will receive $1,000.00 per day for actual services rendered. All of these payments are subject to satisfactorily complying with the terms and conditions of this Agreement.
      *D. For the purposes of the Dresser Stock Option Plan only, your termination will be characterized as a "retirement". In addition, we will recommend to the Board of Directors that you receive a pro rata share of any applicable 1997 bonus.
      E. You will receive payment for all unused 1997 vacation in accordance with Company policy.
      *F. The Company will make available to you the services of an Outplacement Company of your choice.
      G. Following your Separation Date, you are entitled to continue medical and dental coverage through April 30, 1997 in the applicable Company plan pursuant to which you have been enrolled. Additional coverage may be provided to you in accordance with the rules of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If you elect this continued COBRA coverage, the coverage is at your expense in accordance with the terms and conditions and costs to be furnished to you.
      H. Information concerning retirement accounts and/or 401(k) Plan accounts will be furnished to you no later than March 31, 1997. Exercise of your outstanding Stock Options and distribution of your Deferred Compensation account will be according to the plan rules.
      I.    All other benefits cease on March 31, 1997.
      J. On or before your Last Day of Work, you shall return all Company property, including, but not limited to, keys, credit cards, access cards, manuals, proposals, agreements, customer lists





            (except you may retain a copy for personal use), employee lists and confidential and proprietary information and all copies thereof.
      K. During your employment and following your termination of employment, through December 31, 1997.
            i)    you shall not disclose any confidential
                  and proprietary information of the
                  Company, including, but not limited to,
                  proposals, agreements, product plans
                  and designs, pricing, marketing and
                  sales plans, research and development
                  projects or plans, customer lists and
                  employee lists,
            ii)   you shall continue to be bound by the
                  provisions concerning confidential and
                  proprietary information and inventions
                  as set forth in agreements that you
                  have entered into with the Company or
                  any predecessor company or any of their
                  parent, subsidiary or affiliated
                  companies.  Following your termination
                  of employment, you shall not use any
                  confidential or proprietary information
                  of the Company, and
            (iii) you will not accept employment with any
                  of Dresser's current and direct
                  competitors without first seeking
                  Dresser Industries' concurrence, as
                  further described in Section III,
                  Paragraph I.
      L. The payments to be made to you, as set forth in this letter, is subject to applicable withholding and deductions. Some or all of the payments and transactions described in this letter will create tax liability for which you will have responsibility.

      SECTION II - RELEASE OF CLAIMS





      A. While it is our expectation that you do not have any claims against the Company, in an effort to be certain that any actual or potential claims that you have or may have are resolved amicable forthwith, we shall extend to you the benefits as set forth above in this letter if, and only if, you agree to release the Company from any and all actual and potential claims as provided in Section
            II and you comply with the terms and conditions of this letter including the satisfactory performance of your work assignments through your Last Day of Work as set forth in Sections I and III. You are encouraged to seek the advice of an attorney prior to accepting the provisions of this letter.
      B. If you agree to the release of claims as set forth in Section II and so indicate your agreement by signing and returning this letter to the undersigned, and if you comply with the terms and conditions of this letter, including the satisfactory performance of your work assignments through your Last Day of Work as set forth in Sections I and III, the following will be provided:
            i)    The additional consideration set forth in
                  Section I, asterisk items, C. , D. and F.
                  above, shall be provided.
            ii) payment of the 1997 bonus will be paid as soon as practical after calculation at fiscal year end.
      C. In consideration of the payments to be made to you and other benefits to be provided to you as set forth in this letter, you hereby irrevocably and unconditionally release the Company, and the successors, assigns, employees, officers, and directors of the Company (except as to breach of the terms of this Agreement), from and against any and all claims, liabilities, demands and causes of action, known or unknown, suspected or unsuspected, that you have or may have by reason of any action, statement, representation, omission, transaction or





            event occurring up to and including your Separation Date resulting from or in any way connected with your employment or termination of employment by the Company, including, but not limited to, any claims arising under the Age Discrimination In Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, and any other federal, state or local statutes, ordinances and regulations or common law.
      D. You shall have forty (40) days from the date of this letter to accept the terms and conditions set forth in this letter. If you agree with and accept such terms and conditions, please sign and date the enclosed copy of this letter and return it to the undersigned by said date. You shall have the right to revoke your acceptance within seven days after the date you execute this letter. Your revocation shall be in writing and must be received by the undersigned within such seven day period in order to be effective. If you do not revoke acceptance within such seven day period, your acceptance of the terms and conditions of Sections I, II and III shall become effective eight days after you execute this letter.
      E.    You understand and agree that you:
            i) have forty (40) days from the date of this letter to consider its terms.
            ii) have carefully read and fully understand all of the provisions of this release.
            iii) are releasing the Company from any and all actual or potential claims you have against the Company relating to or in any way connected with your employment and termination of employment by the Company (except as to breach of the terms of this Agreement), including the claims and potential claims set forth in this Section II, and that the term "Company" includes not only Dresser Industries, Inc. but also





                  a) Dresser Industries Inc.'s parent,
                  subsidiary and affiliated companies; b) all predecessor companies; and c) all parent, subsidiary and affiliated companies of such predecessor companies.
            iv) understand that this is a legally binding document.
            v)    knowingly and voluntarily intend to be
                  legally bound by this release.
            vi) will not receive the benefits afforded to you pursuant to Sections II & III, if you do not comply with the terms and conditions of this letter, including the satisfactory performance of your work assignments through your Last Day of Work as set forth in Section I.
            vii) were advised to consider the terms of the release and to consult with an attorney of your choice prior to executing the release.
            viii) have a full seven (7) days following
                  execution of this release to revoke your acceptance of the release as this release does not become effective unless you sign this letter, have not revoked your acceptance and your right to revoke acceptance has expired.
            ix) in executing this release, are not relying on any statements or representations, whether written or oral, made by the Company or any employee or officer of the Company except as specifically set forth in this letter.
      F. You represent that you have not filed any claim, charge or complaint against the Company and will not file such claim, charge or complaint against the Company regarding any matter covered by the release set forth above.
      G. This letter sets forth the entire understanding and agreement regarding your termination and supersedes all previous and contemporaneous negotiations,





            discussions, agreements and understanding.
      H. You shall not disclose the benefits afforded to you pursuant to this letter in whole or in part to anyone except your attorney family and other professional advisors and except as may be required by law.
      I. This release is governed by the laws of the State of Texas.

      SECTION III - CONSULTING AGREEMENT

      The purpose of this section is to set forth the agreement we have reached under which you will render consulting services to Dresser Industries, Inc. effective April 1,
      1997.

      A. The term of this Consulting Agreement is April 1, 1997 through December 31, 1997, and may be renewed for successive yearly or monthly periods by mutual written consent. However, this agreement may be terminated at the close of any month by written notice, with good cause stated, at least five days prior to the end of the month. For the purpose of Company termination, "good cause" will mean the causing of harm to Dresser or competing with Dresser during the term of this Consulting Agreement without the permission of Dresser.
      B. During the term of this Consulting Agreement and any extension, you will perform minimal services not intended to interfere with any other employment you may obtain, as directed by me or other officials of the Company. Your services will consist of rendering advice and assistance regarding Dresser Trading/NIS Operations. The exact topics or subjects of your services, and the time to be devoted thereto, will be determined by me or such other officials of the Company as I may designate, and such instructions will be furnished to you in writing.





      C. For satisfactorily rendering such consulting services, you will be paid the additional severance and daily rate as set forth in Section I. C.
      D.    You will be reimbursed for reasonable and necessary
            travel and living expenses that you incur in
            rendering requested services hereunder, as defined in expense reimbursement policies. Expenses will be reimbursed no less frequently than monthly upon presentation of completed expense reports on forms normally used by the Company (including all required receipts).
      E. You warrant that entering into this agreement will not conflict with any obligations you may have arising under any other contract or by operation of law.
      F. You understand and agree that you are not an agent or employee of the Company by virtue of this agreement and, accordingly, are not eligible for regular group or travel insurance or any other employee benefits.
      G. You also understand and agree that all drawings, designs, reports, computations, calculations, working papers, computer programs, manuals and documents of every kind received or prepared by you under the terms of this agreement or as a result of the relationship with the Company created by this agreement will be and will remain the sole property of the Company, and all copies will be delivered to the Company upon request. The Company will have full and unlimited right to use all of the same, including use of any preexisting proprietary rights owned by you to the extent such proprietary rights are incorporated in the same by you, without any claim or right thereto on your part for any additional compensation.

      H. You agree to make prompt and full disclosure to the Company or its nominee of all inventions, discoveries, innovations, work products and





            developments, whether or not patentable or copyrightable, made or conceived by you in whole or in part during the terms of this agreement and which relate to, or arise out of, any developments, services or products with which you have been concerned under this agreement. You hereby assign and agree to assign to the Company, its successors, assigns, or nominees your entire right, title and interest in and to said inventions, discoveries, innovations, work products and developments. You will, at our request, execute any and all instruments and documents which we may deem necessary or expedient to assign and convey to us, our successors, assigns or nominees, the sole and exclusive right, title and interest in and to any such inventions, discoveries, innovations, work products and developments, together with the instruments and documents deemed necessary or expedient by us in order to apply for, obtain, and maintain Letters Patent and copyrights of the United States and foreign countries therefore, in full compliance with applicable requirements. You agree to cooperate fully with the Company, its successors, assigns, or nominees in the prosecution of applications filed to obtain said Letters Patent and copyrights and in the maintenance of or in any litigation or other legal or administrative proceedings involving same. You agree that your obligation to execute any and all such instruments and documents and to render such cooperation shall continue after the termination of this agreement.
            It is understood that all expenses of applying for and obtaining Letters Patent and copyrights shall be borne by the Company. Further, the Company agrees to reimburse you for the time spent and reasonable traveling and other out-of-pocket expenses which you incur in connection with any steps which you take pursuant to the provisions of this paragraph, provided such time has been spent





            and such expenses were incurred at the prior written request or with the prior written approval of the Company.
      I. You agree that you will not during the term of this Agreement serve any interest or do any act or thing which conflict with the interests of the Company or any of its subsidiaries, the determination by the Company of its interest and those of its subsidiaries, and any conflict therewith, to be final and conclusive.
      J. Finally, it is recognized that some of the work you will be called upon to perform hereunder, as well as information furnished you by us in connection therewith, is highly confidential. Accordingly, any and all such information developed or secured during the performance of services under this agreement shall be considered by you to be confidential and the exclusive property of the Company and shall not, now or at any time hereafter, be published, stated, or used by you for any purpose without the Company's prior written consent. If you agree to perform consulting services as outlined above, please so indicate by signing and returning to me the copy of this letter provided for that purpose.

      We trust that the benefits afforded to you in this letter will assist in a reasonable transitioning of your employment. We wish you the very best of luck in your future endeavors. If you have any questions concerning this letter, please do not hesitate to contact me.

      Sincerely,

      DRESSER INDUSTRIES, INC.


      /S/  DONALD C. VAUGHN



      Donald C. Vaughn, President and COO



      ACCEPTED BY:


      /S/  GEORGE A. HELLAND              17 Feb 1997

      George A. Helland                   Date